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                                                                    EXHIBIT 23.2



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1999 Stock Incentive Plan, the 1999 Non-Qualified Stock Option Plan and the 1999 Employee Stock Purchase Plan of Beyond.com Corporation of our report dated January 11, 1999 with respect to the consolidated financial statements of Beyond.com Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1998 and the related financial statement schedule, included therein filed with the Securities and Exchange Commission.




                                        /s/ Ernst & Young LLP



San Jose, California
August 31, 1999